UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2008 (January 17, 2008)

CHINA ENTERTAINMENT GROUP, INC.
(Name of small business issuer as specified in its charter)

Nevada (State or jurisdiction of incorporation or organization)	000-29019 (Commission File Number)	22-3617931 (I.R.S. Employer Identification No.)

Unit 3409 Shun Tak Centre, West Tower, 168-200 Connaught Road Central, Hong Kong (Address of principal executive offices		n/a (Zip Code)

Issuer’s telephone number, including area code: 011-852-2313-1888

n/a

 (Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements.  Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other risk factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

In this Form 8-K, references to “we,” “our,” “us,” “Company,” or the “Registrant” refer to China Entertainment Group, Inc., a Nevada corporation.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 17, 2008, the Company entered into an Agreement (“Agreement”) with Imperial International Limited (“Imperial”), the Company’s current majority shareholder, pursuant to which the Company agreed to sell and Imperial agreed to purchase substantially all of the Company’s assets.  Pursuant to the Agreement, the Company will sell 100% of total issued and paid up capital of Metrolink Pacific Limited, (“MPL”), the Company’s wholly-owned subsidiary and operating business to Imperial with effect from December 31, 2007 in exchange for Imperial’s payment of US$1 to the Company (the “Asset Sale”) at the closing of the Asset Sale transaction (the “Closing”).  Imperial is 100% owned by Together Again Limited (“Together Again”).  Together Again is 51% owned by Colima Enterprises Limited ("Colima"), whose directors include the Company’s Chief Executive Officer Tang Chien Chang (“Mr. Tang”) and Kim Min Sup, Mark (“Mr. Kim”). Colima is 50% owned by Stylish Century Enterprises, Inc., ("Stylish") whose director is Mr. Kim and Stylish is 100% owned by Mantex Holdings Limited, whose owner and director is Mr. Kim. Colima's other 50% is owned by Givon Enterprises Corp., ("Givon") whose director is Mr. Tang and Givon is 100% owned by Chartwell Overseas Limited, whose owner and director is also Mr. Tang.  Together Again is 49% owned by China Star Entertainment Limited (“China Star”), a company listed on the Main Board of The Stock Exchange of Hong Kong Limited.  China Star is 1.13% owned directly by Company director Ms. Chen Ming Yin, Tiffany (“Ms. Chen”) and 19.43% owned by Porterstone Limited, whose owner is also Ms. Chen. MPL's board of directors include Mr. Tang, Mr. Kim and Ms. Chen.

The Closing of the proposed Asset Sale transaction is subject to the satisfaction of all of the closing conditions set forth in the Agreement including majority shareholder approval of the Asset Sale, and also the Company’s compliance with the shareholder notification provisions of Section 14(c) of the Securities Exchange Act of 1934, as amended, and Regulation 14C thereunder as applicable to the Asset Sale, and thus the Closing date of the Asset Sale is uncertain.  If the proposed Asset Sale transaction is completed, the Company presently intends to maintain its corporate existence.  Although there are no specific plans, Company expects that it may seek to find a private, operating company with which to combine.  In the event Company can find and complete any such transaction, it is generally to be expected that the current owners of Company, in the aggregate, would have a significantly reduced equity ownership of the surviving company.  There can be no assurance that Company will be able to identify any business with which the Company may conduct a business combination, nor that any such transaction could be completed.

The Agreement is attached to this report as Exhibit 10.1 and is incorporated into this report by reference; provided, however, that the warranties and representations contained in such agreement are made solely to Imperial and solely for purposes of the proposed Asset Sale.  The foregoing summary and description do not purport to be complete and are qualified in their entirety by reference to the Agreement.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

	Exhibit Number	Description

10.1
Agreement for the Sale and Purchase of 120 Shares in the issued share capital of Metrolink Pacific Limited, dated as of January 17, 2008, between China Entertainment Group, Inc. and Imperial International Limited.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENTERTAINMENT GROUP, INC. (Registrant)

Date: February 22, 2008	By:	/s/ Tang Chien Chang
Tang Chien Chang
Chief Executive Officer